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                      U.S. SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549
                         ---------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF THE
                          SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  January 21, 1998
                                                  ----------------------------

                                 DEOTEXIS, INC.
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             (Exact Name of Registrant as Specified in Its Charter)

  NEVADA                           0-23328                 13-3666344
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(State or Other Jurisdiction of    (Commission         (I.R.S. Employer
 Incorporation or Organization)    File Number)        Identification Number)

        885 Third Avenue, Suite 2900, New York, New York  10022-4834
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                   (Address of Principal Executive Offices)

                                (212) 829-5698
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             (Registrant's Telephone Number, Including Area Code)

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ITEM 4 - REGISTRANT'S CERTIFYING ACCOUNTANT

          (a) On January 21, 1998, the Registrant formally dismissed Mayer Rispler & Company, P.C., Certified Public Accountants (the "Former Accountants"), as the Registrant's certified public accountants and auditors. The Former Accountants' report on the financial statements of the Registrant for the fiscal year ending December 31, 1996 did not contain an adverse opinion or disclaimer of opinion, nor was such report qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the Former Accountants' audit of the Registrant for the fiscal year ending
December 31, 1996, and for the interim period through January 21, 1998, there have been no disagreements between the Registrant and the Former Accountants with respect to any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The decision to dismiss the Former Accountants was approved by the Registrant's Board of Directors on January 19, 1998.

          (b) On January 21, 1998, the Registrant engaged M.R. Weiser & Co., LLP, Certified Public Accountants ("M.R. Weiser"), as the Registrant's certified public accountants and auditors. Prior to its engagement, the Registrant had not consulted M.R. Weiser regarding the application of accounting principles to any transaction in which the Registrant was engaged or proposed to engage, or the type of audit opinion that might be rendered on the Registrant's financial statements. The decision to engage M.R. Weiser was approved by the Registrant's Board of Directors on January 19, 1998.

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                                      SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   DEOTEXIS, INC.



DATE:  January 27, 1998            By:  /s/Gerold Tebbe
                                       ----------------------------------
                                        Gerold Tebbe, President,
                                        Chief Executive Officer,
                                        Secretary and Treasurer






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                                    EXHIBIT INDEX


                                                                 PAGE
                                                                 ----
Exhibit 16     Letter of Mayer Rispler & Company, P.C.,            5
               Certified Public Accountants dated
               [January 27, 1998,] to Deotexis, Inc.




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